UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 7, 2016
Date of earliest event reported: April 1, 2016
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 1, 2016, Hooper Holmes, Inc. (the “Company”) received a notice from the NYSE MKT indicating that, based on the Company’s shareholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2015, the Company is not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”), having less than $6.0 million of shareholders’ equity while sustaining losses from continuing operations and net losses in its five most recent fiscal years. The Company had previously been notified of its noncompliance with Sections 1003(a)(ii) and 1003(f)(v) of the Company Guide, and the NYSE MKT accepted its plan to regain compliance with those standards by May 8, 2017. The plan, as originally submitted and accepted, was designed to cover the eventuality that the $6 million shareholders’ equity threshold would become applicable. The Company will submit updated financials on the previously submitted plan by May 2, 2016, to reaffirm its proposed steps to regain compliance with Section 1003(a)(ii) by March 14, 2017, and to become compliant with all of the continued listing standards by May 8, 2017.
Item 8.01.    Other Events.
On April 6, 2016, the Company issued a press release with a corporate update highlighting the Company’s progress during the first quarter of 2016, including its efforts to address the going concern clarifying statement included in the audit of its financial statements for the year ended December 31, 2015, which was disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press release dated April 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: April 7, 2016	By:	/s/ Henry Dubois
Henry Dubois, President